EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

Orthodontic Specialists Management, LLC, a Florida Limited Liability Company,

Alan D. Shoopak, D.M.D. and Dennis J. L. Buchman, D.M.D.,

Sebring Management FL, LLC, a Florida Limited Liability Company

and

Sebring Software, Inc., a Nevada Corporation

dated as of

April 25, 2013

i

ii

iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of April 25, 2013, is entered into by and among Orthodontic Specialists Management, LLC, a Florida limited liability company (the “Company”), Alan D. Shoopak, D.M.D. (“Shoopak”) and Dennis J. L. Buchman, D.M.D. (“Buchman” and collectively with Shoopak, “Sellers”), Sebring Management FL, LLC, a Florida limited liability company (“Merger Sub”), and Sebring Software, Inc., a Nevada corporation (“Parent”). Each of Shoopak and Buchman may be referred to individually as a “Seller.” Parent and Merger Sub are sometimes referred to individually as a “Buyer” and collectively as “Buyers.”

RECITALS

WHEREAS, each Seller owns fifty percent (50%), and together own all, of the issued and outstanding membership interests (the “Membership Interests”) in the Company;

WHEREAS, Parent has formed Merger Sub solely for the purpose of merging the Company with and into Merger Sub (the “Merger”), as set forth below, with Merger Sub continuing as the surviving entity and continuing thereby as a wholly-owned subsidiary of Parent, subject to the terms and conditions set forth herein;

WHEREAS, the parties to the Agreement intend that the Merger qualify as a “reorganization,” within the meaning of Section 368(a) of the Code, and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code.

WHEREAS, the Parent, as the sole member of Merger Sub, and the Sellers, as the sole members of the Company, have, on the terms and subject to the conditions set forth in this Agreement, (a) determined and declared that the Merger is advisable to, and in the best interest of, their respective companies and members, and (b) authorized and approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and

WHEREAS, prior to the execution and delivery of this Agreement, the Sellers, the Company and A&D Orthodontic Management Corp., a Florida corporation and an Affiliate of the Company (“A&D”), have executed, delivered and performed an Agreement and Plan of Merger pursuant to which, among other things, A&D was merged with and into the Company, with the Company continuing as the surviving entity (the “A&D Merger”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
Definitions

The following terms have the meanings specified or referred to in this Article I:

“Accounting Referee” has the meaning set forth in Section 6.01(c).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“A&D” has the meaning set forth in the recitals.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Assignment” has the meaning set forth in Section 2.05(b)(i).

“Balance Sheet” has the meaning set forth in Section 3.06.

“Balance Sheet Date” has the meaning set forth in Section 3.06.

“Benefit Plan” has the meaning set forth in Section 3.20(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Sarasota, Florida are authorized or required by Law to be closed for business.

“Buyer” and “Buyers” have the meaning set forth in the preamble.

“Buyer Basket Exclusions” has the meaning set forth in Section 7.04(a).

“Buyer Indemnitees” has the meaning set forth in Section 7.02.

“Buyers’ Knowledge” means the actual knowledge of any member or manager of Merger Sub or officer or director of Parent.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing” has the meaning set forth in Section 2.06.

“Closing Date” means the date on which the Closing occurs.

“Closing Payoff Indebtedness” means the Indebtedness in the amounts set forth on Schedule 2.05(a)(iii).

“Closing Working Capital” means: (a) the Current Assets of the Company, less (b) the Current Liabilities of the Company, determined as of the close of business on the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Common Stock” means the common stock, $0.0001 par value per share, of Parent.

“Company” has the meaning set forth in the preamble.

“Company Intellectual Property” has the meaning set forth in Section 3.12(a).

“Company Value” means $14,272,578.00.

“Consulting Agreements” mean that certain Consulting Agreement between Parent and Buchman, dated as of the Closing Date, and that certain Consulting Agreement between Parent and Shoopak, dated as of the Closing Date.

“Contemplated Public Offering” means the first public offering of Parent’s Common Stock registered under the Securities Act.

“Contracts” means all written contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements.

“Current Assets” means cash and cash equivalents, accounts receivable, inventory and prepaid expenses, but excluding (a) the portion of any prepaid expense of which Buyers will not receive the benefit following the Closing, (b) deferred Tax assets and (c) receivables from any of the Company's Affiliates, managers, employees, officers or members and any of their respective Affiliates, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements for the most recent fiscal year end as if such accounts were being prepared as of a fiscal year end.

“Current Liabilities” means accounts payable, accrued Taxes and accrued expenses, but excluding payables to any of the Company's Affiliates, managers, employees, officers or members and any of their respective Affiliates, deferred Tax liabilities and the current portion of long term debt, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements for the most recent fiscal year end as if such accounts were being prepared as of a fiscal year end.

“Direct Claim” has the meaning set forth in Section 7.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Sellers and Buyers concurrently with the execution and delivery of this Agreement.

“Dollars” or “$” means the lawful currency of the United States.

“Effective Time” has the meaning set forth in Section 2.01(a).

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“Employment Agreements” means that certain (a) Employment Agreement between Alan D. Shoopak, D.M.D., P.A., a Florida corporation, and Shoopak, dated as of the Closing Date (b) Employment Agreement between Alan D. Shoopak, D.M.D., P.A., a Florida corporation, and Buchman, dated as of the Closing Date.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

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“Equity Security” means, in respect of any Person, (a) any capital stock, membership interest, membership unit, partnership interest or similar ownership interest or security, (b) any right, instrument or security convertible into or exchangeable for any ownership interest or security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any ownership interest or security described in clauses (a) or (b), and (d) any “equity security” within the meaning of the Exchange Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” has the meaning set forth in Section 3.06.

“Florida Act” means the Florida Limited Liability Company Act, as amended.

“Florida Certificate of Merger” means a certificate of merger conforming to the requirements of the Florida Act and in a form to be reasonably agreed upon by Parent and the Company.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Health Benefit Laws” means Laws relating to the licensure, certification, qualification or authority to transact business relating to the provision of, or payment for, or both the provision of and payment for, dental and health benefits, health care or insurance coverage, including ERISA, COBRA, HIPAA, SCHIP, Medicare, Medicaid, CHAMPUS/TriCare, and Laws relating to the regulation of fraud and abuse, false claims and patient referrals.

“Health Compliance Laws” means Laws of the OIG, the Social Security Administration and the Department of Health and Human Services, all Laws pertaining to billing, kickbacks, fee splitting, false claims, self-referral, claims processing, marketing, HIPAA security standards for the storage, maintenance, transmission, utilization and access to and privacy of patient information, and HIPAA and state standards for electronic transactions and data code sets, and health care provider licensing, as well as corporate practice of dentistry and corporate practice of medicine provisions.

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“Healthcare Laws” means Health Benefit Laws, Health Compliance Laws and Information Privacy and Security Laws.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and its implementing regulations.

“Indebtedness” means, with respect to the Company and each Practice Entity, without duplication, (a) all obligations of the Company and each Practice Entity for borrowed money, (b) all obligations of the Company and each Practice Entity evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of the Company and each Practice Entity under conditional sale or other title retention agreements relating to property purchased by the Company and each Practice Entity (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of the Company and each Practice Entity issued or assumed as the deferred purchase price of property or services purchased by the Company and each Practice Entity (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of the Company or any Practice Entity prepared in accordance with GAAP, (e) all obligations of the Company and each Practice Entity under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on, or payable out of the proceeds of production from, property owned or acquired by the Company and each Practice Entity, whether or not the obligations secured thereby have been assumed, (g) all Indebtedness of others guaranteed by the Company and each Practice Entity, (h) the principal portion of all leases of the Company and each Practice Entity that are required to be capitalized under GAAP, (i) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of the Company and each Practice Entity and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product and (k) the Indebtedness of any partnership or unincorporated joint venture in which the Company or any Practice Entity is a general partner or a joint venturer.

“Indemnified Party” has the meaning set forth in Section 7.05.

“Indemnifying Party” has the meaning set forth in Section 7.05.

“Indemnity Payments” has the meaning set forth in Section 7.09(a).

“Information Privacy and Security Laws” means HIPAA and any other Laws concerning the privacy and/or security of Personal Information, including but not limited to the Gramm-Leach-Bliley Act, state data breach notification laws, state health information privacy laws and state consumer protection laws.

“Insurance Policies” has the meaning set forth in Section 3.16.

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“Intellectual Property” has the meaning set forth in Section 3.12(a).

“Intellectual Property Registrations” has the meaning set forth in Section 3.12(d).

“Knowledge of Sellers or Sellers' Knowledge” or any other similar knowledge qualification, means the actual knowledge of either Seller or any shareholder, member, director, manager or officer of the Company.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.07.

“Licensed Intellectual Property” has the meaning set forth in Section 3.12(a).

“Loan Agreement” means that certain Loan and Security Agreement among Parent, as Borrower, MidMarket Capital Partners, LLC, as Agent, and certain other parties, dated as of the Closing Date.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include consequential, special, incidental or punitive damages, lost profits, unrealized expectations, or diminution in value or other similarities except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Management Services Agreements” means the Dental Practice Business Management Agreements dated as of the Closing Date, between the Company and each Practice Entity.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company and Practice Entities, taken as a whole, or (b) the ability of Sellers or Buyer (as applicable) to consummate the transactions contemplated hereby on a timely basis; provided that any effect resulting from, arising out of or relating to any of the following shall not be considered when determining whether a Material Adverse Effect shall have occurred with respect to the Company or Buyers: (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in United States or global financial, credit, commodities or securities markets or general economic conditions, (iii) changes in GAAP or its interpretation or enforcement, (iv) acts of terrorism, armed hostilities or war (including the escalation or material worsening thereof), or (v) “acts of God” including weather, natural disasters and earthquakes.

“Material Contracts” has the meaning set forth in Section 3.09(a).

“Material Payors and Vendors” has the meaning set forth in Section 3.24.

“Material Suppliers” has the meaning set forth in Section 3.15.

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“Membership Interests” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in Section 2.04.

“Merger Sub” has the meaning set forth in the preamble.

“Offering Price” is the price per share of Common Stock paid by the underwriter to Parent for the shares sold to the underwriter in the Contemplated Public Offering.

“Organization Agreement” has the meaning ascribed to such term in Section 2.04(b)(iv).

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Parent” has the meaning set forth in the preamble.

“Parent SEC Documents” has the meaning set forth in Section 4.08(a).

“Parent’s Accountants” means Salberg & Company, P.A.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.10(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Personal Information” means the information pertaining to an individual that is regulated or protected by one or more of the Information Privacy and Security Laws.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Practice” means a professional dental practice or orthodontic practice operated by a Practice Entity.

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“Practice Entity” means Alan D. Shoopak, D.M.D., P.A., a Florida corporation, Alan D. Shoopak, D.M.D. Orthodontic Group I, LLC, a Florida limited liability company, Alan D. Shoopak, D.M.D. Orthodontic Group II, LLC, a Florida limited liability company, Alan D. Shoopak, D.M.D. Orthodontic Group III, LLC, a Florida limited liability company, Alan D. Shoopak, D.M.D. Orthodontic Group IV, LLC, a Florida limited liability company, Alan D. Shoopak, D.M.D. Orthodontic Group V, LLC, a Florida limited liability company, Alan D. Shoopak, D.M.D. Orthodontic Group VI, LLC, a Florida limited liability company, Alan D. Shoopak, D.M.D. Orthodontic Group VII, LLC, a Florida limited liability company, Alan D. Shoopak, D.M.D. Orthodontic Group VIII, LLC, a Florida limited liability company, Shoopak & Barry, P.L., a Florida limited liability company, and Shoopak & Kapley, P.L., a Florida limited liability company.

“Practice Entity Intellectual Property” has the meaning set forth in Section 3.12(a).

“Pre-Closing Tax Period” means any taxable period ending before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending the day immediately preceding the Closing Date.

“Pre-Closing Taxes” means Taxes of the Company for any Pre-Closing Tax Period.

“Pro-Rata Percentage” has the meaning set forth in Section 7.09(a).

“Qualified Public Offering” means a public offering of Parent’s Common Stock registered under the Securities Act on a firm commitment basis, resulting in net proceeds to the Parent of at least $50,000,000.

“Real Property” means the real property owned, leased or subleased by the Company or any Practice Entity, together with all buildings, structures and facilities located thereon.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Restricted Business” means providing facilities, equipment, administrative, consultative and business support services and other non-dental services to dental practices, whether specializing in orthodontics or otherwise.

“Restricted Period” has the meaning set forth in Section 5.03(a).

“SEC” means the Securities Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” and “Sellers” have the meaning set forth in the preamble.

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“Seller Indemnitees” has the meaning set forth in Section 7.03.

“Seller Release” has the meaning ascribed to such term in Section 2.04(b)(ii).

“Sellers Basket Exclusions” has the meaning set forth in Section 7.04(b).

“Sellers’ Accountants” means Prida, Guida & Company, P.A., CPA’s, a Florida corporation.

“Shares” has the meaning set forth in Section 2.04.

“Straddle Period” has the meaning set forth in Section 6.04.

“Surviving Company” has the meaning set forth in Section 2.01(b).

“Surviving Company Agreement” has the meaning set forth in Section 2.02(a).

“Target Working Capital” means $350,000.00

“Tax Claim” has the meaning set forth in Section 6.05.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Territory” means (a) any State in which the Company or the Surviving Company is doing business on the Closing Date and (b) any State (other than Massachusetts) in which Company is conducting business during the Restricted Period; provided, however, the States included in clause (b) for a Seller shall only include the States in which the Company is conducting business while the Seller is employed or engaged by the Company if the Seller’s employment or engagement is terminated by the Company during the Restricted Period.

“Termination Agreements” has the meaning ascribed to such term in Section 2.04(b)(iii).

“Third Party Claim” has the meaning set forth in Section 7.05(a).

“Third Party Payor Agreement” means any current Contract, between the Company or any Practice Entity, on the one hand, and any Third Party Payor or Third Party Payors, on the other hand.

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“Third Party Payor Programs” means all Third Party Payor programs in which Company or any of the Practice Entities participates (including, without limitation, Medicare, Medicaid, CHAMPUS/TRICARE, or any other federal or state health care programs, as well as Blue Cross and/or Blue Shield, managed care plans, or any other private insurance programs).

“Third Party Payors” means any third party payors who finance or reimburse the cost of health or dental services provided by the Company or the Practice Entities, such as Medicare, Medicaid, CHAMPUS/TRICARE, Blue Cross and/or Blue Shield, State government insurers, private insurers and any other person or any entities which maintains Third Party Payor Programs.

“Transaction Documents” means this Agreement, the Organization Agreement and the Seller Release.

“Vendor” means each vendor and subcontractor of the Company and any Practice Entity from whom, in terms of amounts paid to such Vendors, during the year ended December 31, 2012, the Company and the Practice Entities purchased more than $5,000 in goods and/or services in the aggregate.

“Warrant Agreement” means, on a collective basis, the Warrants, dated as of the Closing Date, issued by Parent to MidMarket Capital Partners, LLC, or other lenders in connection with the Loan Agreement.

Article II
The Merger; Closing

Section 2.01         The Merger.

(a)          Contemporaneously with the Closing or as promptly as practicable on the Closing Date, Parent and the Sellers shall cause a properly executed Florida Certificate of Merger to be filed with the Secretary of State of the State of Florida in accordance with the Florida Act. The Merger shall become effective on the date and time (the “Effective Time”) when the Florida Certificate of Merger is filed with and accepted by the Secretary of State of the State of Florida, or at such subsequent date and time as Parent and the Company shall have agreed upon and designated in the Florida Certificate of Merger.

(b)          Upon the terms and subject to the conditions hereof, and in accordance with the Florida Act, at the Effective Time, the Company shall be merged with and into the Merger Sub and the separate existence of the Company shall thereupon cease, and the Merger Sub, as the entity surviving the Merger (the “Surviving Company”), shall by virtue of the Merger continue its existence under the laws of the State of Florida.

(c)          From and after the Effective Time, the Merger shall have the effects set forth in the Florida Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, immunities and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, and obligations of the Company and Merger Sub shall become debts, liabilities, and obligations of the Surviving Company.

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(d)          For federal and applicable state income tax purposes, the Buyers, the Sellers and the Company intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be, and by being signed by the parties is, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. None of the parties to this Agreement will take an inconsistent reporting position for federal income tax laws unless a party is required to do so pursuant to a final determination (as defined in Section 1313(a) of the Code or any similar state or local tax provision).

Section 2.02         Organizational Documents; Managers and Officers.

(a)          At the Effective Time, Merger Sub’s articles of organization immediately prior to the Effective Time shall be the articles of organization of the Surviving Company, until thereafter amended in accordance with the Florida Act. At the Effective Time, Merger Sub’s Operating Agreement in effect immediately prior to the Effective Time (the “Surviving Company Agreement”), shall be the Operating Agreement (within the meaning of the Florida Act) of the Surviving Company, until thereafter amended in accordance with the Florida Act and as provided in the Surviving Company Agreement.

(b)          At the Effective Time, the manager of the Merger Sub shall be Parent, until its successors are duly elected or appointed and qualified in accordance with the Surviving Company Agreement.

Section 2.03         Conversion of Membership Interests. At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto:

(a)          Membership Interests. All Membership Interests issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of the holder thereof, forthwith cease to exist and be converted into and represent the right to receive the Shares as determined in accordance with Section 2.04 and allocated to the Sellers in accordance with Schedule 2.03(a).

(b)          Merger Sub Membership Interest. The membership interest in Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, shall be unaffected by the Merger and shall continue to be owned by Parent.

Section 2.04         Merger Consideration. The Merger Consideration is an aggregate of 9,849,220 shares (the “Shares”) of Parent’s Common Stock (the “Merger Consideration”), of which 4,924,610 shall be issued to Shoopak and 4,924,610 shall be issued to Buchman.

Section 2.05         Transactions to be Effected at the Closing.

(a)          At the Closing, Buyers shall:

(i)          deliver to the Sellers certificates evidencing the Shares; provided, however, that if the certificates for the Shares are not received from the transfer agent prior to the Closing, then Buyers shall deliver certificates for the Shares to the Sellers within ten (10) business days after the Closing;

(ii)         deliver to the Sellers all other agreements, documents, instruments or certificates required to be delivered by Buyers at or prior to the Closing pursuant to this Agreement; and

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(iii)        deliver to Sellers a closing statement or flow of funds for the Company’s loan from Great American Life Insurance Co that is in a form acceptable to the Sellers.

(b)          At the Closing, Sellers shall deliver to Buyers:

(i)          the resignations of the managers and officers of the Company pursuant to Section 5.01;

(ii)         a release of all claims against the Company in form and substance reasonably acceptable to Buyers and consistent with this Agreement, duly executed by Sellers (the “Seller Release”);

(iii)        termination agreements in form and substance reasonably acceptable to Buyers terminating all arrangements between A&D and any Practice Entity and the Company and any Practice entity (the “Termination Agreements”), except for any Management Agreement entered into in contemplation of this Agreement;

(iv)        an organization agreement, in form and substance reasonably acceptable to Buyer (the “Organization Agreement”);

(v)         a good standing certificate (or its equivalent) for the Company and each Practice Entity from the Secretary of State of Florida;

(vi)        a certificate pursuant to Treasury regulations Section 1.1445-2(b) that Sellers are not foreign persons within the meaning of Section 1445 of the Code; and

(vii)       such other documents or instruments as Buyers reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 2.06         Closing. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the “Closing”) contemplated hereby shall take place at a time and place as Sellers and Buyers may mutually agree upon in writing. At the election of the parties, the Closing shall take place remotely through the electronic execution and delivery of this Agreement and all other documents to be executed and delivered at or before Closing.

Section 2.07        Withholding Tax. Buyers and the Company shall be entitled to deduct and withhold from the purchase price all Taxes that Buyers and the Company may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be paid by Parent to the applicable taxing authority and treated as delivered to Sellers hereunder. Parent will provide evidence of its payment of withheld amounts to the Sellers promptly following the Closing.

Article III
Representations and warranties of Sellers

Except as set forth in the Disclosure Schedules, Sellers, jointly and severally, represent and warrant to Buyers that the statements contained in this Article III are to Sellers’ Knowledge true and correct as of the date hereof. All references to the Company in the representations and warranties set forth in Article III refer to the Company following the effectiveness of the A&D Merger.

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Section 3.01        Authority of Sellers. Each Seller is an individual resident of the State of Florida. Sellers have the legal capacity to enter into this Agreement. Each Seller has the legal capacity to carry out his obligations hereunder and under each Transaction Document to which he is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and each other Transaction Document has been duly executed and delivered by Sellers, and (assuming due authorization, execution and delivery by Buyers) this Agreement and each other Transaction Document constitutes legal, valid and binding obligations of Sellers enforceable against Sellers in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization or other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.02        Organization, Authority and Qualification of the Company and each Practice Entity.

(a)          The Company is a limited liability company duly organized, validly existing and in active status under the Laws of the state of Florida and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is not authorized to do business in any jurisdiction other than Florida. All limited liability company actions taken by the Company in connection with this Agreement and the other Transaction Documents have been duly authorized.

(b)          Each Practice Entity is a corporation or limited liability company duly organized, validly existing and in active status under the Laws of the state of Florida and has full corporate or limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Each Practice Entity has full corporate or limited liability, as applicable, power and authority to enter into the applicable Management Services Agreement and Termination Agreements. The execution and delivery by each Practice Entity of the Management Services Agreement and Termination Agreements, the performance by the Practice Entities under the Management Services Agreements, and the consummation by the Practice Entities of the transactions contemplated hereby and thereby have been duly authorized by all necessary manager, member or shareholder actions, as applicable, on the part of the Practice Entities. No Practice Entity is authorized to do business in any jurisdiction other than Florida.

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Section 3.03         Capitalization.

(a)          Sellers are the record owner of and have good and valid title to the Membership Interests, free and clear of all Encumbrances. The Membership Interests constitute 100% of the total issued and outstanding membership interests in the Company. The Membership Interests have been duly authorized and are validly issued, fully-paid and non-assessable. Upon consummation of the Merger, Buyer will own all of the Membership Interests (through its sole ownership of Surviving Company following the Merger), free and clear of all Encumbrances.

(b)          The Membership Interests were issued in compliance with applicable Laws. The Membership Interests were not issued in violation of the Organizational Documents of the Company or any other agreement, arrangement or commitment to which Sellers or the Company is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

(c)          There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in the Company or obligating Sellers or the Company to issue or sell any membership interests (including the Membership Interests), or any other interest, in the Company. Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

Section 3.04        No Subsidiaries. The Company does not own, or have any interest in any shares or have an ownership interest in any other Person.

Section 3.05         No Conflicts; Consents. The execution, delivery and performance by Sellers of this Agreement and the execution by the Practice Entities of the Management Services Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of the Practice Entities or Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Sellers, the Company or any Practice Entity; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Sellers, the Company or any Practice Entity is a party or by which Sellers, the Company or any Practice Entity is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company or any Practice Entity; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company or any Practice Entity. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Sellers, the Company or any Practice Entity in connection with the execution and delivery of any of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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Section 3.06         Financial Statements. Complete copies of the Company's and each Practice Entity’s consolidated unaudited financial statements consisting of the balance sheet of the Company at December 31 in each of the years 2010, 2011 and 2012 and the related statements of income and retained earnings, members' equity, or shareholder’s equity, as applicable and cash flow for the years then ended (the “Financial Statements”) are set forth in Section 3.06 of the Disclosure Schedules. The Financial Statements are based on the books and records of the Company and the Practice Entities, as applicable, unless specifically indicated otherwise on Section 3.06 of the Disclosure Schedule. The Financial Statements fairly present in all material respects the financial condition of the Company and the Practice Entities, taken as a whole, as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company and each Practice Entity, as applicable, as of December 31, 2012 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”. At the Effective Time, the Company’s Closing Working Capital exceeded the Target Working Capital. For greater certainty, the Financial Statements and Balance Sheet do not include any of A&D’s financial information or results.

Section 3.07         Undisclosed Liabilities. Neither the Company nor any Practice Entity has any liabilities, obligations or commitments of any nature whatsoever (“Liabilities”), except (a) those which are adequately reflected or reserved against in the applicable Balance Sheet as of the Balance Sheet Date, (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount, (c) those which are not required to be set forth on a balance sheet prepared in accordance with GAAP and (d) those of A&D..

Section 3.08         Absence of Certain Changes, Events and Conditions. Since December 31, 2012, and other than the A&D Merger, those matters previously disclosed to the Parent and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company or any Practice Entity, any:

(a)          event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)         amendment of the Organizational Documents of the Company or any Practice Entity;

(c)          split, combination or reclassification of any membership interests in the Company or any equity interest in any Practice Entity;

(d)          issuance, sale or other disposition of, or creation of any Encumbrance on, any membership interests in the Company, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any membership interests in the Company;

(e)          declaration or payment of any distributions on or in respect of any membership interests in the Company or redemption, purchase or acquisition of any of the Company's outstanding membership interests;

(f)          material change in any method of accounting or accounting practice of the Company or Practice Entity;

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(g)          material change in the Company's or any Practice Entity’s cash management practices or their policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of patient deposits or down payments;

(h)         entry into any Contract that would constitute a Material Contract;

(i)          incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(j)          transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

(k)          transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property;

(l)          material damage, destruction or loss (whether or not covered by insurance) to its property;

(m)        any capital investment in, or any loan to, any other Person;

(n)         acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company or any Practice Entity is a party or by which it is bound;

(o)         any material capital expenditures;

(p)          imposition of any Encumbrance upon any of the Company's or any Practice Entity’s properties or assets, tangible or intangible;

(q)          (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its employees, officers, managers, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any employee, officer, manager, independent contractor or consultant;

(r)          adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, manager, independent contractor or consultant or (ii) Benefit Plan, in each case whether written or oral;

(s)          any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its members, managers, shareholders, directors, officers and employees;

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(t)          purchase, lease or other acquisition of the right to own, use or lease any property or assets, except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(u)          acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets, stock or other equity of, or by any other manner, any business or any Person or any division thereof;

(v)         action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability of Buyers in respect of any Post-Closing Tax Period; or

(w)        any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.09         Material Contracts.

(a)          Section 3.09(a) of the Disclosure Schedules lists each of the following Contracts of the Company and each Practice Entity separately (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.10(b) of the Disclosure Schedules and all Contracts relating to Intellectual Property set forth in Section 3.12(f) and Section 3.12(h) of the Disclosure Schedules, being “Material Contracts”):

(i)          each Contract of the Company or any Practice Entity, as applicable, involving aggregate monthly consideration in excess of $5,000 and which, in each case, cannot be cancelled by the Company or a Practice Entity without penalty or without more than 30 days' notice;

(ii)         all Contracts with any Third Party Payor or insurance company;

(iii)        all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company or any Practice Entity is a party and which are not cancellable without material penalty or without more than 30 days' notice;

(iv)        all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company or any Practice Entity;

(v)         all Contracts with any Governmental Authority to which the Company or any Practice Entity is a party;

(vi)        any Contracts to which the Company or a Practice Entity is a party that provide for any joint venture, partnership or similar arrangement by the Company or a Practice Entity;

(vii)       all Contracts between or among the Company or a Practice Entity on the one hand and Sellers or any Affiliate of Sellers or any Practice Entity on the other hand; and

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(viii)      any other Contract that is material to the Company or any Practice Entity and not previously disclosed pursuant to this Section 3.09.

(ix)         Each Material Contract is valid and binding on the Company or a Practice Entity, as applicable, in accordance with its terms and is in full force and effect in all material respects. None of the Company or any other party thereto is in breach of or default in any material respect under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyers.

Section 3.10         Title to Assets; Real Property.

(a)          The Company and each Practice Entity, as applicable, have good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i)          liens for Taxes not yet due and payable;

(ii)         mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company or any Practice Entity;

(iii)        liens for indebtedness set forth in the Financial Statements or Schedules hereto;

(iv)        liens or rights for deposits or advance payments received in the ordinary course of business;

(v)         requirements and restrictions of zoning, building and other Laws, rules and regulations regulating the use or occupancy of the real property or the activities conducted thereon which are not violated by the current use or occupancy of such real property or operation of the business thereon;

(vi)        statutory liens of landlords for amounts not yet due and payable;

(vii)       encumbrances arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business;

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(viii)      encumbrances arising from or described in any Contracts or other documents which are described in this Agreement or any Schedule or Exhibit to this Agreement; and

(ix)         encumbrances listed on Schedule 3.10(a)(ix) of the Disclosure Schedules.

(b)          Section 3.10(b) of the Disclosure Schedules lists (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by the Company or any Practice Entity, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to owned Real Property, Sellers have delivered or made available to Buyers true, complete and correct copies of the deeds and other instruments (as recorded) by which the Company or the applicable Practice Entity acquired such Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Sellers, the Company or a Practice Entity and relating to the Real Property. With respect to leased Real Property, Sellers have delivered to Buyers true, complete and correct copies of any leases affecting the Real Property. Neither the Company nor any Practice Entity is a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Company's and each Practice Entity’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company or the applicable Practice Entity. There are no Actions pending nor threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

Section 3.11         Condition and Sufficiency of Assets. Except as set forth in Section 3.11 of the Disclosure Schedules, the buildings, offices, structures, furniture, fixtures, equipment and other items of tangible personal property of the Company and each Practice Entity are structurally sound, are in good operating condition and repair (reasonable wear and tear excepted), and are adequate for the uses to which they are being put, and none of such buildings, offices, structures, furniture, fixtures, equipment and other items of tangible personal property is in need of material maintenance or repairs for which the Company or a Practice Entity would be liable, except for ordinary, routine maintenance and repairs. The buildings, offices, structures, furniture, fixtures, equipment and other items of tangible personal property currently owned or leased by the Company and each Practice Entity, together with all other properties and assets of the Company and the Practice Entities, are sufficient for the continued conduct of the Company's business and each Practice immediately after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the personal property necessary to conduct the business of the Company and each Practice entity as currently conducted.

Section 3.12         Intellectual Property.

(a)          “Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world that is owned by the Company (“Company Intellectual Property”), owned by any Practice Entity (“Practice Entity Intellectual Property”) and in which the Company or any Practice Entity holds exclusive or non-exclusive rights or interests granted by license from other Persons, including the Sellers (“Licensed Intellectual Property”):

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(b)          trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing;

(c)          internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority;

(i)          original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications;

(ii)         confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and

(iii)        patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications.

(d)          Section 3.12(d) of the Disclosure Schedules lists all Company Intellectual Property and separately lists all Practice Entity Intellectual Property that is subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, “Intellectual Property Registrations”), including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing; or (ii) used in or necessary for the Company’s current business or operations or the current operation of any Practice Entity and registered with any Governmental Authority. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Sellers have made available to Buyers true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations that are not publicly available. The Company owns, exclusively or jointly with other Persons, all right, title and interest in and to the Company Intellectual Property, free and clear of Encumbrances (other than Permitted Encumbrances). All Practice Entity Intellectual Property is owned, exclusively or jointly with other persons, by one or more of the Practice Entities.

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(e)          Section 3.12(e) of the Disclosure Schedules lists all licenses, sublicenses and other agreements (other than licenses for off the shelf, non-customized software) whereby the Company or any Practice Entity is granted rights, interests and authority, whether on an exclusive or non-exclusive basis, with respect to any Licensed Intellectual Property that is used in or necessary for the Company's current business operations or the current operation of any Practice Entity. Sellers have made available to Buyers true and complete copies of all such agreements. All such agreements are valid, binding and enforceable between the Company or a Practice Entity, as applicable, and the other parties thereto, and the Company, each Practice Entity and such other parties are in compliance in all material respects with the terms and conditions of such agreements.

(f)          The Company Intellectual Property, the Practice Entity Intellectual Property, and Licensed Intellectual Property as currently or formerly owned, licensed or used by the Company or proposed to be used, and the Company's conduct of its business as currently and formerly conducted and proposed to be conducted have not, do not and will not infringe, violate or misappropriate the Intellectual Property of any Person. None of Sellers, the Company, nor any Practice Entity has received any communication, and no Action has been instituted, settled or threatened that alleges any such infringement, violation or misappropriation, and none of the Company Intellectual Property nor any Practice Entity Intellectual Property are subject to any outstanding Governmental Order.

(g)          Section 3.12(h) of the Disclosure Schedules lists all licenses, sublicenses and other agreements pursuant to which the Company or any Practice Entity grants rights or authority to any Person with respect to any Company Intellectual Property, Practice Entity Intellectual Property or Licensed Intellectual Property. Sellers have made available to Buyers true and complete copies of all such agreements. All such agreements are valid, binding and enforceable between the Company, the Practice Entities and the other parties thereto, and the Company, the Practice Entities, as applicable, and such other parties are in full compliance with the terms and conditions of such agreements. No Person has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any Company Intellectual Property or any Practice Entity Intellectual Property.

Section 3.13         Inventory. All inventory of the Company and each Practice Entity, whether or not reflected in the applicable Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company or the applicable Practice Entity free and clear of all Encumbrances other than Permitted Encumbrances.

Section 3.14         Accounts Receivable. Except as disclosed on Section 3.15 of the Disclosure Schedules, the accounts receivable reflected on the Balance Sheet of the Company and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; and (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice.

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Section 3.15         Suppliers. Except as set forth in Section 3.15 of the Disclosure Schedules, neither the Company nor any Practice Entity has received any notice, and the Sellers do not believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or the applicable Practice Entity or to otherwise terminate or materially reduce its relationship with the Company or the applicable Practice Entity.

Section 3.16         Insurance. Section 3.16 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of professional liability, fire, general liability, umbrella liability, real and personal property, workers' compensation, vehicular, directors’ and officers' liability and other casualty and property insurance maintained by the Company and any Practice Entity and relating to the assets, practices, business, operations, dentists, hygienists, employees, officers and managers of the Company (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Buyers. Such Insurance Policies are in full force and effect. Neither the Sellers nor any of their Affiliates (including the Company and the Practice Entities) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums on such Insurance Policies are current. All such Insurance Policies (a) are valid and binding in accordance with their terms in all material respects; and (b) have not been subject to any lapse in coverage that will have a Material Adverse Effect on the Company or the Practice Entities. Except as set forth on Section 3.16 of the Disclosure Schedules, there are no claims related to the business of the Company or the Practice Entities pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an express outstanding reservation of rights by the applicable insurance carrier. Neither the Company nor the Practice Entities is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are sufficient for compliance with all applicable Laws and Contracts to which the Company or any Practice Entity is a party or by which it is bound.

Section 3.17         Legal Proceedings; Governmental Orders.

(a)          Except as set forth in Section 3.17(a) of the Disclosure Schedules, there are no Actions pending or threatened (a) against or by the Company or any Practice Entity affecting any of their properties or assets (or by or against Sellers, any employee or independent contractor of the Company, a Practice Entity or any Affiliate thereof and relating to the Company or a Practice Entity); or (b) against or by the Company, Sellers or any Practice Entity that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred, nor do any circumstances exist, that the Sellers believe may give rise to, or serve as a basis for, any such Action.

(b)          There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company, any Practice Entity or any of their properties or assets.

Section 3.18         Compliance With Laws; Permits.

(a)          The Company and each Practice Entity have complied, and are now complying, with all Laws applicable to them or their respective businesses, properties or assets.

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(b)          All Permits required for the Company and each Practice Entity to conduct their respective businesses have been obtained by them and are valid and in full force and effect. Section 3.18(b) of the Disclosure Schedules lists all current Permits issued to the Company or any Practice Entity, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.18(b) of the Disclosure Schedules.

Section 3.19         Environmental Matters

(a)          The Company and each Practice Entity are currently and have been in compliance with all Environmental Laws and have not, and the Sellers have not, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b)          The Company has obtained and is in material compliance with all Environmental Permits (each of which is disclosed in Section 3.19(b) of the Disclosure Schedules) necessary for the ownership, lease, operation or use of the business or assets of the Company and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by the Company through the Closing Date in accordance with Environmental Law, and neither Sellers nor the Company are aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company as currently carried out. There is no condition, event or circumstance that the Sellers believe might prevent or impede the transferability of any Environmental Permit, nor have they received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same.

(c)          No real property currently or formerly owned, operated or leased by the Company is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(d)          As of the Closing Date, there is no condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might, after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of the Company as currently carried out.

Section 3.20         Employee Benefit Matters.

(a)          Section 3.20(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, profit-sharing, deferred compensation, incentive, performance award, phantom equity or other equity, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, manager, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company has or may have any Liability, or with respect to which Parent or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Section 3.20(a) of the Disclosure Schedules, each, a “Benefit Plan”) and which is not listed or described in an employee handbook provided to Parent.

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(b)          With respect to each Benefit Plan, Sellers have made available to Buyers accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (iv) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (vi) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the most recently filed Form 5500, with schedules attached; (vii) actuarial valuations and reports related to any Benefit Plans with respect to the two most recently completed plan years; and (viii) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation relating to the Benefit Plan.

(c)          Each Benefit Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including notices, rulings and proposed and final regulations).

(d)          Each individual who is classified by the Company or a Practice Entity as an independent contractor has been properly classified for purposes of participation and benefit accrual under each Benefit Plan.

(e)          Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former manager, officer, employee, independent contractor or consultant of the Company or any Practice Entity to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company or any Practice Entity to merge, amend or terminate any Benefit Plan; (iv) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; or (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

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Section 3.21         Employment Matters.

(a)          Section 3.21(a) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Company or any Practice Entity as of the Closing Date, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the Closing Date. As of the Closing Date, all compensation, including wages, commissions and bonuses, payable to employees, independent contractors or consultants of the Company and all Practice Entities for services performed on or prior to the Closing Date have been paid in full and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions or bonuses.

(b)          The Company and each Practice Entity are and have been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers' compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Company or any Practice Entity as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects. There are no Actions against the Company or any Practice Entity pending or threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of the Company or any Practice Entity, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

Section 3.22         Taxes.

Except as set forth in Section 3.22 of the Disclosure Schedules:

(a)          All material Tax Returns required to be filed on or before the Closing Date by the Company, A&D, or any Practice Entity have been, or will be, timely filed (or lawfully extended). Such Tax Returns are, or will be, true, complete and correct in all material respects. All material Taxes due and owing by the Company, A&D, or any Practice Entity (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b)          The Company, A&D, and each Practice Entity, as applicable have withheld and paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)          No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company, A&D, or any Practice Entity.

(d)          The amount of the Company's Liability for unpaid Taxes for all periods ending on or before January 31, 2013 does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements.

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(e)          None of the Company, A&D, or any Practice Entity has been the subject of an examination or audit by a Governmental Authority in the five year period ending on the Closing Date.

(f)          All deficiencies asserted, or assessments made, against the Company, A&D, or any Practice Entity as a result of any examinations by any taxing authority have been fully paid.

(g)          None of the Company, A&D, or any Practice Entity is a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority against the Company, A&D or any Practice Entity.

(h)          Sellers have delivered to Buyers copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company, A&D and all Practice Entities for all Tax periods ending after December 31, 2009.

(i)          There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or any Practice Entity.

(j)          Effective on the date of its formation, each of the Company and A&D made a valid and timely election to be treated as an S corporation for US federal income tax purposes. A&D was so treated in all Tax Years from the date of its formation through the date of the A&D Merger with the Company, and the Company has been so treated in all Tax years since the date of formation.

(k)          Neither of the Sellers is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(l)          None of the Company, A&D or any Practice Entity is or has been a party to a “reportable transaction” as defined in Code Section 6707A and Treasury Regulations Section 1.6011-4(b)(2).

Section 3.23         Healthcare Compliance.

(a)          All activities of the Sellers, the Company and the Practice Entities have been, and are currently being, conducted in compliance with all Healthcare Laws and Permits under Healthcare Laws and all corrective action plans required by Governmental Authorities.

(b)          Except as set forth on Section 3.23(b) of the Disclosure Schedules, since January 1, 2008, there have not been, and currently there are no, Actions, audits or recoupments by or before any Governmental Authority alleging a violation of Healthcare Laws by the Company or any of the Practice Entities. None of the Company or the Practice Entities have received any written notice alleging a material violation of any Healthcare Law in the conduct of their respective business that has not been corrected. None of the Company or the Practice Entities have received any written notice indicating that its qualification as a participating provider in any government program will be terminated or withdrawn. No facts or circumstances exist that Sellers believe would give rise to the termination or withdrawal of any such qualification.

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(c)          None of the Company or the Practice Entities is excluded, suspended or debarred from participation or is otherwise ineligible to participate in any federal or individual state health care program, including, but not limited to the federal health care programs defined in 42 U.S.C. § 1320a-7b(f). The Company and each of the Practice Entities have performed licensure checks on all dentists providing services at any of the Practice Entities.

(d)          Section 3.23(d) of the Disclosure Schedules lists, as of the Closing Date, all material Permits held by the Company and each of the Practice Entities authorizing the provision of health care services by the Company (if applicable) and each of the Practice Entities. The operation of the business of the Company and each of the Practice Entities, as currently conducted, is not, and has not since January 1, 2008, resulted in a material violation of, nor are the Company or any of the Practice Entities currently in default or material violation under, any Permit listed on Section 3.23(d) of the Disclosure Schedules. No event has occurred which, with notice or the lapse of time or both the Sellers believe would constitute a default or violation of any term, condition or provision of any such Permit listed on Section 3.23(d) of the Disclosure Schedules. All such Permits are valid and in full force and effect, and there is no action pending or threatened, that Sellers believe could be expected to result in the termination, revocation, suspension, impairment or nonrenewal of any such Permit.

(e)          The Company and the Practice Entities have satisfied all material filings, submissions, notices and registrations required by any Governmental Authority.

(f)          None of the Company or the Practice Entities has engaged in any activities that are prohibited or are cause for civil or criminal penalties or mandatory or permissive exclusion under any other applicable Healthcare Laws pertaining to billing, kickbacks, false claims, claims processing, marketing and self-referral, and there are no facts, circumstances or conditions applicable to the Company or the Practice Entities that Sellers believe could be expected to give rise to an allegation that any such Person has engaged in any such activity.

(g)          The Third Party Payor Agreements were entered into in the ordinary course of business. The Company and each Practice Entity are in compliance in all material respects with all Third Party Payor Agreements and have made a good faith effort and acted without negligence to properly charge and bill such Third Party Payors, in all material respects, in accordance with the terms of those Contracts.

(h)          All Contracts and joint ventures with dentists, physicians and other existing or potential referral sources comply in all material respects with all Healthcare Laws pertaining to billing, kickbacks, fee splitting, false claims, claims processing, marketing, self-referral and the corporate practice of dentistry.

(i)          None of the Company or the Practice Entities has engaged in any activities in material violation of any Information Privacy and Security Law; and there are no Actions and there are no facts or circumstances that Sellers believe could be expected to give rise to any such Actions under any Information Privacy and Security Laws; and none of the Company, the Practice Entities have used or disclosed Personal Information so as to trigger a notification or reporting requirement.

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(j)          Except as set forth on Section 3.23(j) of the Disclosure Schedules, since January 1, 2008, there have been no, and currently there are no, investigative inquiries by Governmental Authorities made under any Healthcare Law to which the Company, or any Practice Entity, as applicable, has not responded in the ordinary course of business, nor are there any material denials of valid claims submitted under any applicable Healthcare Law or Third Party Payor Agreement with respect to which the Company and any of the Practice Entities have not submitted appeals in the ordinary course of business and pursuant to applicable payor procedures. The Company and the Practice Entities have paid, caused to be paid or otherwise initiated procedures for adjustment, setoff, or refund with respect to all known and undisputed refunds or overpayments that have become due pursuant to such claims and reports and have neither claimed nor received reimbursements under any Healthcare Law or Third Party Payor Agreement materially in excess of the amounts permitted by applicable Laws face no material Actions under any applicable Healthcare Law or Third Party Payor Contract.

(k)          The representations and warranties in this Section 3.23 (1) are the only representations and warranties in this Agreement concerning Healthcare Laws and (2) do not include any assurances on whether the Management Services Agreements or the parties respective obligations and rights under the Management Services Agreements comply with Healthcare Laws. Notwithstanding the foregoing, there are no services being performed by A&D or the Company that cannot be performed by an individual, or an entity controlled by an individual, that has a license to practice dentistry or any other professional license.

Section 3.24         Payor and Vendor Relations. No event has occurred that Sellers believe will materially and adversely affect the Company’s or any of the Practice Entities’ relations with any material vendors. Except as set forth on Section 3.24 of the Disclosure Schedules, none of the Company’s or the Practice Entities’ material vendors has during the last twelve (12) months cancelled, terminated or made any threat to cancel or otherwise terminate any of its Contracts with the Company or any of the Practice Entities. The Sellers have not received written notice that any of the Company’s or the Practice Entities’ material vendors plans to terminate or materially alter its business relations with the Company or any of the Practice Entities, either as a result of the transactions contemplated hereby or otherwise.

Section 3.25         Books and Records. The minute books of the Company and each Practice Entity (if any exist) have been made available to Buyers. The minute books of the Company and each Practice Entity contain accurate and complete records of all actions taken by written consent of, the members and the managers. At the Closing, all of the books and records of the Company will be in the possession of the Company.

Section 3.26         Brokers. No broker, finder or investment banker engaged by the Company or any Practice Entity is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Sellers.

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Section 3.27         Securities Representations.

(a)          Purchase of Shares Entirely for Own Account. Each Seller hereby acknowledges and agrees that the Shares to be acquired by the Sellers hereunder will be acquired for investment for each Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither Seller has any present intention of selling or otherwise distributing the Shares. Each Seller further represents that he does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

(b)          Disclosure of Information. Each Seller has had an opportunity to review the Parent SEC Documents (including the risk factors contained therein), discuss the business, management and financial affairs of Parent with the members of management of Parent to the extent deemed necessary by such Seller, and each Seller has had the opportunity to obtain such other information as it deems necessary or appropriate as a prudent and knowledgeable investor in evaluating its investment in the Shares.

(c)          Restricted Securities. Each Seller understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Sellers’ representations contained herein. Each Seller understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Sellers must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Seller acknowledges that the Company has no obligation to register or qualify the Shares for resale. Each Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to Parent which are outside of the Sellers’ control, and which Parent is under no obligation and may not be able to satisfy.

(d)          No Public Market. Each Seller understands that there is currently no active market for the Shares and an active market for the Shares may not develop in the future and, accordingly, Sellers may have to hold the same indefinitely and may not be able to liquidate their investment.

(e)          Sophistication. Each Seller has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of an investment in the Shares and is able to bear the economic risks inherent in this investment and has the ability, at the present time, to afford a complete loss of such Seller’s entire investment in Parent. Each Seller has adequate means of providing for its current financial needs and possible personal contingencies and has no need for liquidity in this investment.

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(f)          Speculative Investment. Each Seller understands that the Shares are a speculative investment which involves a risk of loss by such Seller of his entire investment, and acknowledges having been advised by Parent to review the information contained in Parent SEC Documents, including the risk factors contained therein.

Section 3.28         Disclaimer of Additional Representations or Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND ANY DOCUMENT OR CERTIFICATE DELIVERED BY SELLERS OR THE COMPANY ON THE CLOSING DATE IN CONNECTION WITH THIS AGREEMENT, NONE OF THE SELLERS, THE COMPANY, THE PRACTICE ENTITIES OR ANY OF THEIR RESPECTIVE MANAGERS, OFFICERS, EQUITYHOLDERS, AFFILIATES, MEMBERS, EMPLOYEES, CONSULTANTS, AGENTS, COUNSEL OR ADVISORS MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO PARENT OR MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR FINANCING SOURCES. ANY REPRESENTATIONS AND WARRANTIES NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT OR ANY DOCUMENT OR CERTIFICATE DELIVERED BY SELLERS OR THE COMPANY ON THE CLOSING DATE IN CONNECTION WITH THIS AGREEMENT, WHETHER EXPRESS OR IMPLIED, ARE DISCLAIMED BY THE SELLERS AND SUCH OTHER PERSONS. FOR AVOIDANCE OF DOUBT AND WITHOUT LIMITING THE FOREGOING, NO REPRESENTATION OR WARRANTY IS MADE WITH RESPECT TO ANY FINANCIAL PROJECTIONS OR AS TO THE FUTURE SUCCESS OR PROFITABILITY OF THE COMPANY, ANY PRACTICE ENTITY OR THEIR RESPECTIVE BUSINESSES.

Section 3.29         Full Disclosure. No representation or warranty by Sellers in this Agreement and no statement contained in the Sellers’ Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer on the Closing Date pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Article IV
Representations and warranties of Buyers

Each Buyer, jointly and severally, represents and warrants to Sellers that the statements contained in this Article IV are, to Buyer’s Knowledge, true and correct as of the Closing Date.

Section 4.01         Organization and Authority of Buyers. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the state of Nevada. Merger Sub is a limited liability company duly organized, validly existing and in active status under the laws of Florida. Each Buyer has the requisite power and authority to enter into this Agreement and the other Transaction Documents to which such Buyer is a party, to carry out its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Buyer of this Agreement and any other Transaction Document to which such Buyer is a party, the performance by such Buyer of its respective obligations hereunder and thereunder and the consummation by each Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of such Buyer. This Agreement has been duly executed and delivered by each Buyer, and (assuming due authorization, execution and delivery by Sellers and the Company) this Agreement constitutes a legal, valid and binding obligation of each Buyer enforceable against such Buyer in accordance with its terms. When each other Transaction Document to which each Buyer is or will be a party has been duly executed and delivered by such Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Buyer enforceable against it in accordance with its terms.

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Section 4.02         No Conflicts; Consents. The execution, delivery and performance by each Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of each Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to either Buyer; or (c) except as set forth in Section 4.02 of the Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which either Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to either Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby other than such filings and notices as may be required to be filed with the SEC and applicable state securities regulators to secure the private placement of the Shares, along with such other consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.

Section 4.03         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyers.

Section 4.04         Legal Proceedings. There are no Actions pending or threatened (a) against or by either Buyer affecting any of their properties or assets (or by or against Buyers, any employee or independent contractor of the Buyers or any Affiliate thereof and relating to the Buyers); or (b) against or by the Buyers that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Buyers or any of their properties or assets.

Section 4.05         Valid Issuance of Shares. The Shares, when issued in accordance with the terms set forth in this Agreement, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations of the Sellers in Section 3.27 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

Section 4.06         Compliance With Laws; Permits.

(a)          The Buyers have complied, and are now complying, in all material respects with all Laws applicable to them or their respective businesses, properties or assets.

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(b)          All material Permits required for the Buyers to conduct their respective businesses have been obtained by them and are valid and in full force and effect. All fees and charges with respect to such Permits as of the Closing Date have been paid in full. Section 4.06 of the Disclosure Schedule lists all current Permits issued to the Buyers, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.06 of the Disclosure Schedule.

Section 4.07         Capitalization.

(a)          As of the Effective Time (taking into account the effect of the transactions contemplated hereby), the Parent's authorized capital stock consisted solely of 1,100,000,000 shares of Common Stock, of which 59,873,399 shares were issued and outstanding and (ii) no shares were required to be reserved for future issuance under any option, warrant or conversion agreements or arrangements. Each outstanding share of the Common Stock is duly authorized and validly issued, fully paid and non-assessable, and has not been issued in violation of any preemptive or similar rights.

(b)          Other than as set forth on Section 4.07 of the Disclosure Schedule and as set forth in the Warrant Agreement, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character obligating Parent to issue or sell any Equity Securities, or any other interest, in Parent. Other than Parent’s Organizational Documents, copies of which have been made available to Sellers, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Equity Securities in Parent. The issuance and sale of all shares of Common Stock have been in compliance with applicable Laws and were not issued in violation of Parent’s Organizational Documents or any other agreement, arrangement or commitment to which Parent or any of its stockholders is a party and are not subject to or in violation of any preemptive or similar rights of any Person. Parent has no existing agreements to register any Equity Securities of Parent under the Securities Act or under any state securities law and has not granted registration rights to any person or entity. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote in respect of Parent are issued or outstanding.

(c)          Merger Sub is a wholly-owned subsidiary of Parent. Parent has no other subsidiaries other than Merger Sub.

Section 4.08         Parent SEC Documents. Except as set forth in Section 4.08 of the Disclosure Schedule:

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(a)          Parent has timely filed or furnished and will timely file or furnish, as applicable, with the SEC all forms, reports, schedules, statements and other documents required under the Exchange Act or the Securities Act to be filed by it (such documents, as supplemented and amended since the time of filing, and including those to be filed or furnished, as applicable, after the date of this Agreement, collectively, the “Parent SEC Documents”). The Parent SEC Documents, including, without limitation, any financial statements or schedules included in the Parent SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Parent SEC Document amended or superseded by a filing prior to the Effective Time, then on the date of such amending or superseding filing), (i) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied and will comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.

(b)          The financial statements of Parent included in or incorporated by reference into the Parent SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Parent SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied or will comply, as applicable, as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect to such financial statements, were or will be, as applicable, prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to the financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present or will fairly present, as applicable, in all material respects (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of Parent as at the dates and the results of operations and cash flows for the periods then ended.

(c)          There are no outstanding unresolved comments with respect to Parent or the Parent SEC Documents noted in comment letters or other correspondence received by Parent or its attorneys from the SEC, and there are no pending (i) formal or informal investigations of Parent by the SEC or (ii) inspections of an audit of Parent’s financial statements by the Public Company Accounting Oversight Board. There has been no material written complaint, allegation, assertion or claim that Parent has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. No current or former attorney representing Parent has reported in writing evidence of a material violation of securities laws or breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to Parent’s Board of Directors or any committee thereof or to any director or executive officer of Parent.

Section 4.09         Undisclosed Liabilities. Except as set forth in Section 4.09 of the Disclosure Schedules, neither Buyer has any Liabilities, except, with respect to Parent, (a) those which are adequately reflected or reserved against in the most recent balance sheet of Parent included in the Parent SEC Documents, (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount, (c) those which are not required to be set forth on a balance sheet prepared in accordance with GAAP, and (d) in connection with the Loan Agreement, pursuant to which the Parent borrowed approximately $16,000,000 on the Closing Date from MidMarket Capital Partners, LLC and certain other parties.

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Section 4.10         Tax Matters.

(a)          Neither Parent, any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) (“Related Person”) nor any partnership in which Parent or any Related Person is a partner, has any plan or intention to reacquire any of the Shares issued in the Merger for any consideration other than shares of beneficial interest of Parent.

(b)          Neither Parent nor the Merger Sub has any plan or intention to sell or otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k).

(c)          Following the Merger, Merger Sub intends to continue the historic business of the Company or use a significant portion of the Company’s historic business assets in its business.

(d)          All material Tax Returns required to be filed by or with respect to the Parent and its subsidiaries through the Closing Date have been or will be accurately prepared in all material respects, and have been or will be duly and timely filed (or lawfully extended), and all Taxes shown on such Tax Returns have been or will be timely paid, or to the extent not due and payable as of the Closing Date, will be paid when due.

(e)          With respect to each taxable period of the Parent and its subsidiaries ending prior to the date of this Agreement, such taxable period (i) has been audited by the IRS or other taxing authority, and such audit has been completed without the issuance of any notice of deficiency or similar notice of additional liability, (ii) has not been audited or investigated by the IRS or other taxing authority, or (iii) the time for assessing or collecting income tax with respect to each such taxable period has closed and such taxable period is not subject to review by the IRS or such other taxing authority. Neither Parent nor any subsidiary has granted or been requested to grant waivers of any statute of limitations applicable to any claim for Taxes.

(f)          Immediately before the Merger, the Merger Sub will be a “disregarded entity” within the meaning of Treasury Regulation Section 1.368-2(b)(1)(i)(A) and its sole member will be Parent.

Section 4.11         Disclaimer of Additional Representations or Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND ANY DOCUMENT OR CERTIFICATE DELIVERED BY PARENT OR ITS AFFILIATE, NEITHER OF THE BUYERS, OR ANY OF THEIR RESPECTIVE MANAGERS, OFFICERS, EQUITYHOLDERS, AFFILIATES, MEMBERS, EMPLOYEES, CONSULTANTS, AGENTS, COUNSEL OR ADVISORS MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES OR ADVISORS. ANY REPRESENTATIONS AND WARRANTIES NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT OR ANY DOCUMENT OR CERTIFICATE DELIVERED BY PARENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, WHETHER EXPRESS OR IMPLIED, ARE DISCLAIMED BY THE BUYERS AND SUCH OTHER PERSONS. FOR AVOIDANCE OF DOUBT AND WITHOUT LIMITING THE FOREGOING, NO REPRESENTATION OR WARRANTY IS MADE WITH RESPECT TO ANY FINANCIAL PROJECTIONS OR AS TO THE FUTURE SUCCESS OR PROFITABILITY OF THE BUYERS OR THEIR RESPECTIVE BUSINESSES.

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Section 4.12         Full Disclosure. No representation or warranty by Buyers in this Agreement and no statement contained in the Buyers’ Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Sellers pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 4.13         No Reliance. Parent and Merger Sub are sophisticated commercial entities and have conducted an independent investigation, review and analysis of the assets, business, condition (financial or otherwise), Liabilities, operations and prospects of the Company, A&D and the Practice Entities. None of the Company, A&D, the Practice Entities, the Sellers nor any of their respective managers, officers, equity holders, Affiliates, members, employees, consultants, agents, counsel or advisors makes or has made any representation or warranty, express or implied, to Parent or Merger Sub or any of their respective Affiliates or financing sources, except for the representations and warranties expressly made by the Sellers in Article IV or any other document delivered in connection with the Closing and none of Parent, Merger Sub nor any of their respective Affiliates or financing sources has relied on any representations or warranties except for those made by the Sellers in Article IV and any other document delivered in connection with the Closing, and without limiting the generality of the foregoing, no representation or warranty is made with respect to any financial projections or as to the future success or profitability of the Company, A&D any Practice Entity or their respective businesses. Nothing in this Section 4.13 shall reduce, modify or affect any of the representations and warranties of the Company and the Sellers under this Agreement.

Article V
Covenants

Section 5.01         Resignations. Sellers shall deliver to Buyers written resignations, effective as of the Closing Date, of the officers and managers of the Company set forth on Section 5.01 of the Disclosure Schedules at least three Business Days prior to the Closing.

Section 5.02         Confidentiality. From and after the Closing, Sellers shall, and shall cause their Affiliates and Practice Entities to, hold, and shall use their reasonable best efforts to cause their or their respective Representatives to hold, in confidence any and all confidential information, whether written or oral, concerning the Company, except to the extent that Sellers can show that such information (a) is generally available to and known by the public through no fault of Sellers, the Practice Entities, any of their Affiliates or their respective Representatives; or (b) is lawfully acquired by Sellers, any of the Practice Entities or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Sellers, any of their Affiliates, any Practice Entity or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Sellers shall promptly notify Parent in writing and shall disclose only that portion of such information which Sellers are advised by their counsel in writing is legally required to be disclosed, provided that Sellers shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

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Section 5.03         Non-competition; Non-solicitation.

(a)          Subject to Section 5.03(f), for a period of three years commencing on the Closing Date (or such shorter period as a result of Section 5.03(f), the “Restricted Period”), Sellers shall not, and shall not permit any of their Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Surviving Company or Parent and (A) any vendor, payor or supplier of the Company, the Surviving Company or Parent or (B) any Practice Entity or any other dental practice, dentist or hygienist with which Parent or the Surviving Company conducts business or intends to conduct business following Closing under a Management Services Agreement or otherwise. Notwithstanding the foregoing, Sellers may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if no Seller is a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 1% or more of any class of securities of such Person. For purposes of clarification, the parties agree that neither the Sellers’ ownership of the Shares or the Sellers’ ownership of Equity Securities in the Practice Entities conflicts with or violates the restrictive covenants set forth in this Section 5.03.

(b)          During the Restricted Period, Sellers shall not, and shall not permit any of their Affiliates, or any Practice Entity to, directly or indirectly, hire or solicit any employee or independent contractor of the Surviving Company or Parent (other than either of the Sellers) or encourage any such employee or independent contractor to leave such employment arrangement or hire any such employee (other than the Sellers) or independent contractor who has left such employment or arrangement nor shall Sellers nor any of their Affiliates, directly or indirectly, solicit or hire any employee or independent contractor of any Practice Entity or other dental practice with which Parent or the Surviving Company has a contractual arrangement.

(c)          During the Restricted Period, Sellers shall not, and shall not permit any of their Affiliates to solicit directly for treatment any patient of any Practice Entity or any other dental practice or dentist with which the Surviving Company or Parent has a contractual relationship.

(d)          Sellers acknowledge that a breach or threatened breach of this Section 5.03 would give rise to irreparable harm to Parent and Surviving Company, for which monetary damages would not be an adequate remedy, and hereby agree that in the event of a breach or a threatened breach by Sellers (or any of Sellers’ Affiliates) of any such obligations, Parent and Surviving Company shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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(e)          Sellers acknowledge that the restrictions contained in this Section 5.03 are reasonable and necessary to protect the legitimate interests of Parent and Surviving Company and constitute a material inducement to Parent and Merger Sub to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.03 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 5.03 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(f)          Notwithstanding anything to the contrary, this Section 5.03 shall terminate and be of no further force and effect with respect to a Seller upon the first to occur of: (i) Parent or the Surviving Company fails to pay when due any amount to the Seller under his Consulting Agreement, following written notice and a 10 day opportunity to cure and which failure to pay is not the result of the Seller’s breach of his Consulting Agreement (except that the ability to cure is limited to two payments in any twelve month period) or (ii) Parent terminates the Seller’s Consulting Agreement, other than as provided in Section 11 of such Consulting Agreement.

Section 5.04         Governmental Approvals and Consents.

(a)          If any consent, approval or authorization necessary to preserve, as a result of the consummation of the transactions contemplated by this Agreement, any right or benefit under any Contract to which the Company or any Practice Entity is a party is not obtained prior to the Closing, Sellers shall, subsequent to the Closing, cooperate with Parent and the Surviving Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, Sellers shall use their reasonable best efforts to provide the Surviving Company with the rights and benefits of the affected Contract for the term thereof, and, if Sellers provide such rights and benefits, the Surviving Company shall assume all obligations and burdens thereunder.

(b)          Notwithstanding the foregoing, nothing in this Section 5.04 shall require, or be construed to require, Parent or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit any assets, businesses or interests of Parent, the Surviving Company or any of their respective Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to Parent of the transactions contemplated by this Agreement; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

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Section 5.05         Books and Records.

(a)          In order to facilitate the resolution of any claims made by or against or incurred by Parent or the Surviving Company after the Closing, or for any other reasonable purpose, for a period of two years following the Closing, Sellers shall:

(i)          retain the books and records (including personnel files) currently in the possession of Sellers of any Practice Entity which relate to the Company or any Practice Entity and its operations for periods prior to the Closing; and

(ii)         subject to compliance with Laws, upon reasonable notice, afford the Representatives of Parent or the Surviving Company reasonable access (including the right to make, at Parent’s and the Surviving Company’s expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VI. Notwithstanding the foregoing, prior to destroying or disposing of any of the forgoing books and records of the Company, Sellers shall provide 10 days advance notice to Parent.

(b)          Sellers shall not be obligated to provide Parent or the Surviving Company with access to any books or records (including personnel files) pursuant to this Section 5.05 where such access would violate any Law, and such access is subject to such reasonable limitations as the Sellers may impose to delete competitive, confidential or privileged information.

Section 5.06         Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), neither party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties.

Section 5.07         Additional Share Issuance. If the Company undertakes the Contemplated Public Offering and in connection therewith Sellers agree to voluntarily enter into lock up agreements, on terms mutually agreeable between Sellers and the lead underwriter, restricting Sellers’ ability to transfer their Shares for up to 180 days after the closing of the Contemplated Public Offering, then concurrently with the closing of the Contemplated Public Offering Parent shall issue and deliver to Sellers, collectively, such number of additional shares of Common Stock as shall be equal to the positive difference, if any, of (A) the quotient of the Company Value divided by the product of the Offering Price and 75%, minus (B) the Shares issued at Closing.

Section 5.08         Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates and the Practice Entities to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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Section 5.09         Exculpation and Indemnification Obligations. From and after the Closing, the Surviving Company shall and Parent shall cause the Surviving Company to cause the organizational documents of the Surviving Company to contain provisions with respect to limitation and exculpation of liabilities and indemnification to the maximum extent permitted by applicable law. The provisions of this Section 5.09 are intended to be for the benefit of, and shall be enforceable by, each Seller, manager, officer and employees and his, her or its heirs and successors and shall be in addition to, and not in substitution for, any other rights to exculpation or indemnification that any such Person may have by Law, contract or otherwise.

Section 5.10         Financial Information

(a)          Delivery of Financial Statements. The Parent shall deliver upon the reasonable request of Sellers:

(i)          As soon as practicable, but in any event within the later of sixty (60) days after the end of each fiscal year of the Parent or 30 days after the conclusion of the audit of Parent’s financial statements for such fiscal year, a balance sheet as of the end of such year and statements of income and of cash flows for such year, all prepared in accordance with GAAP.

(ii) As soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Parent unaudited statements of income and cash flows of the Parent and for such monthly period and for the period from the beginning of the fiscal year to the end of such monthly period, and unaudited balance sheets of the Parent as of the end of such monthly period, all such statements shall be prepared in accordance with GAAP (subject to the absence of footnote disclosures and to changes resulting from normal year-end adjustments for recurring accruals).

(iii)        Subject to compliance with all SEC rules and regulations, such other information relating to the financial condition, business, prospects, or corporate affairs of the Parent as any of the Sellers may from time to time reasonably request.

If, for any period, the Parent has any subsidiary whose accounts are consolidated with those of the Parent, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Parent and all such consolidated subsidiaries. If, for any period, the Parent has publicly filed the financial information described above with the SEC, it shall not be required to supply this information to the Sellers for that period.

(b)          Inspection. The Parent shall permit either Seller, for so long as such Seller is a consultant of Parent, upon reasonable notice and during normal business hours and at such other times as such Seller may reasonably request, to (i) visit and inspect any of the properties of the Parent and its subsidiaries, (ii) examine the books and records of the Parent and its subsidiaries and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of the Parent and its subsidiaries with the officers, key employees and independent accountants of the Parent and its subsidiaries.

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Article VI
Tax Matters

Section 6.01         Tax Covenants.

(a)          Without the prior written consent of Sellers, Buyers shall not, to the extent it may affect, or relate to, the Company’s Pre-Closing Tax Period, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of the Company in respect of any Pre-Closing Tax Period.

(b)          All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Parent when due. Parent shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Sellers shall cooperate with respect thereto as necessary).

(c)          Parent shall prepare, or cause to be prepared at its sole expense all Tax Returns to be filed by the Company after the Closing Date with respect to a Pre-Closing Tax Period, which Tax Returns shall only be filed after the Sellers have approved them (which approval is not to be unreasonably withheld).

Section 6.02         Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. After such date neither the Company, Sellers nor any of Sellers’ Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

Section 6.03         Tax Indemnification.

(a)          Sellers, jointly and severally, shall indemnify the Surviving Company and each Buyer Indemnitee and hold them harmless from and against (i) any Taxes attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.22; (ii) any Taxes attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI; (iii) all Taxes of the Company relating to the business of the Company for all Pre-Closing Tax Periods; (iv) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (v) any and all Taxes of any person imposed on the Company arising under the principles of transferee or successor liability with respect to an entity acquired by the Company occurring before the Closing Date. In each of the above cases, together with any reasonable out-of-pocket fees and expenses (including attorneys' and accountants' fees) incurred in connection therewith. Sellers shall reimburse Parent for any Taxes of the Company that are the responsibility of Sellers pursuant to this Section 6.03 within 10 Business Days after payment of such Taxes by Parent or the Company.

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(b)          The Parent and the Surviving Company, jointly and severally, shall indemnify the Sellers and other Seller Indemnitees and hold them harmless from and against any Taxes attributable to or resulting from (i) the Merger, (ii) the A&D Merger, (iii) the Parent or Surviving Company’s payment of any indebtedness of the Company, or (iv) any action of the Buyers or their Affiliates with respect to Pre-Closing Tax Periods, together with any additional Taxes resulting payment of any indemnification payment pursuant to this paragraph. In each of the above cases, together with any reasonable out-of-pocket fees and expenses (including attorneys' and accountants' fees) incurred in connection therewith. The Parent and the Surviving Company shall reimburse the Sellers and other Seller Indemnitees for any Taxes of the Company that are due by either Sellers within 10 Business Days after payment of such Taxes or other fees and expenses by either Seller or any Seller Indemnitees.

Section 6.04         Straddle Period. In the case of Taxes imposed on the Company that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a)          in the case of Taxes based upon, or related to, income or receipts, deemed equal to the amount which would be payable if the taxable year ended on the day immediately preceding the Closing Date; and

(b)          in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the day immediately preceding the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.05         Contests. Parent agrees to give written notice to Sellers of the receipt of any written notice by the Surviving Company, Company, Parent or any of their respective Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Parent pursuant to this Article VI (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Parent's right to indemnification hereunder, unless either Seller is materially prejudiced by Parent’s delay. Sellers shall control the contest or resolution of any Tax Claim; provided, however, that Sellers shall obtain the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that Parent shall be entitled to participate in the defense of such claim and to employ counsel of their choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Parent.

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Section 6.06         Cooperation and Exchange of Information. Sellers and Parent shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VI or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Sellers and Parent shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, Sellers or Parent (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Section 6.07         Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Article VI and any additional shares of Common Stock issued pursuant to Section 5.09 shall be treated as an adjustment to the purchase price by the parties for Tax purposes, unless otherwise required by Law.

Section 6.08         Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.22, Section 4.10 and this Article VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

Section 6.09         Overlap. To the extent that any obligation or responsibility pursuant to Article VII may overlap with an obligation or responsibility pursuant to this Article VI, the provisions of this Article VI shall govern.

Article VII
Indemnification

Section 7.01         Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.22 which are subject to Article VI) shall survive the Closing and shall remain in full force and effect until the one year anniversary of the Closing Date; provided, that the representations and warranties in Section 3.01, Section 3.02, Section 3.03, and Section 4.01, Section 4.05 and Section 4.07 shall survive indefinitely and the representations and warranties in Section 3.20 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in Article VI which are subject to Article VI) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 7.02         Indemnification By Sellers. Subject to the other terms and conditions of this Article VII, Sellers, jointly and severally, shall indemnify and defend each of Parent, the Surviving Company, their Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

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(a)          any breach of any of the representations or warranties of Sellers contained in this Agreement or in any certificate or instrument delivered by or on behalf of Sellers on the Closing Date pursuant to this Agreement (other than in respect of Section 3.22, it being understood that the sole remedy for any inaccuracy in or breach thereof shall be pursuant to Article VI and it being understood that all representations and warranties in Article III are qualified by Sellers’ Knowledge), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the breach of which will be determined with reference to such specified date); or

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VI).

Section 7.03         Indemnification By Parent and Surviving Company. Subject to the other terms and conditions of this Article VII, Parent and Surviving Company, jointly and severally, shall indemnify and defend each of Sellers and their Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)          any breach of any of the representations or warranties of Buyers contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyers on the Closing Date pursuant to this Agreement (other than in respect of Section 4.10, it being understood that the sole remedy for any inaccuracy in or breach thereof shall be pursuant to Article VI and it being understood all representations and warranties in Article IV are qualified by Buyers’ Knowledge), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Parent, Merger Sub or, after the Closing Date, the Surviving Company pursuant to this Agreement (other than Article VI, it being understood that the sole remedy for any such breach thereof shall be pursuant to Article VI).

Section 7.04         Certain Limitations. The indemnification provided for in Section 7.02 and Section 7.03 shall be subject to the following limitations:

(a)          Sellers shall not be liable to the Buyer Indemnitees for indemnification under Section 7.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a) exceeds $100,000, in which event Sellers shall be required to pay or be liable for all such Losses from the first dollar.

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(b)          Parent and the Surviving Company shall not be liable to the Seller Indemnitees for indemnification under Section 7.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 7.03(a) exceeds $100,000, in which event Parent and the Surviving Company shall be required to pay or be liable for all such Losses from the first dollar.

(c)          The aggregate liability of the Sellers with respect to Losses for all claims under Section 7.02(a) shall not exceed $3,000,000, except that there is no limit on liability for a breach of Section 3.01, Section 3.02 or Section 3.03.

(d)          The aggregate liability of Parent and the Surviving Company with respect to Losses for all claims under Section 7.03(a) shall not exceed $3,000,000; except that there is no limit on liability for a breach of Section 4.01, Section 4.03, Section 4.05 or Section 4.07.

(e)          The Sellers, on the one hand, and the Parent and the Surviving Company, on the other hand, will not be liable for any Losses for any breach of representation or warranty if the Parent, Merger Sub or any of their employees, officers or representatives (in the case of the Sellers) or the Sellers (in the case of the Parent and the Surviving Company) actually knew of the applicable facts and circumstances related to the applicable representation and warranty and that the breaching party was actually in breach of such representation and warranty as of the Closing Date.

Section 7.05         Indemnification Procedures.

The party making a claim under this Article VII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VII is referred to as the “Indemnifying Party”.

(a)          Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 7.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party's right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which in the reasonable opinion of counsel to the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 7.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Sellers and Parent and the Surviving Company shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 5.05) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

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(b)          Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 7.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within 10 days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 7.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)          Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses and to the extent of additional Losses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or is reasonably expected to be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party's investigation by giving such information and assistance (including access to the Company's premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

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(d)          Cooperation. Upon a reasonable request by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

(e)          Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.22 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VI) shall be governed exclusively by Article VI hereof.

Section 7.06         Payments.

(a)          Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VII, the Indemnifying Party shall satisfy its obligations within 15 Business Days of such agreement or final, non-appealable adjudication, as applicable, by wire transfer of immediately available funds; provided that, if the Indemnifying Party is one or both of Sellers, the Sellers shall have the option of issuing a promissory note to the applicable Buyer Indemnitees to pay its obligations under this Article VII. Any such promissory note shall (i) be in the original principal amount of such amount agreed to or adjudicated in accordance with this Article VII, (ii) have a three year term and accrue interest at prime rate (as set forth in The Wall Street Journal), which shall be payable in full upon maturity or in full or in part at such earlier date as Seller shall decide to make a payment, and (iii) be secured by a pledge of such Seller’s Shares.

(b)          The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 15 Business Day period, or, if the Indemnifying Party is one or both of the Sellers, otherwise comply with Section 7.06(a), any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to four percent. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed, without compounding.

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Section 7.07         Exclusive Remedies. Subject to Section 5.03 and Section 8.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Article VI and this Article VII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in Article VI and this Article VII. The provisions of this Section 7.07 (including the limitations on liability set forth herein) constitute an integral part of the consideration given pursuant to this Agreement and were specifically bargained for and reflected in the total amount of the consideration payable to the Sellers.

Section 7.08         Tax Benefits, Insurance and Third Party Recoveries. In calculating the thresholds set forth in Section 7.04 and the Losses of an Indemnified Party, the amount of any Losses shall be computed net of (a) payments recovered by the Indemnified Party under any insurance policy with respect to such Losses, (b) any recovery by the Indemnified Party from any other Person with respect to such Losses (net of any costs of recovery), and (c) any Tax benefit received by the Indemnified Party with respect to such Losses; provided that no Tax benefit shall be treated for purposes of this sentence as having been received unless, until and then only to the extent that such Indemnified Party shall have had Taxes which it would otherwise be required to pay (or have paid on its behalf) reduced or eliminated, or received a greater refund than it would otherwise have received, in each case, as a result of such Tax benefit (after taking into account all other deductions and credits). In the event an insurance recovery, third party recovery or Tax benefit relating to an indemnification payment is received after the Indemnified Party has received an indemnification payment hereunder that did not take into account such insurance recovery, third party recovery or Tax benefit, the Indemnified Party shall promptly pay the Indemnifying Party an amount equal to the lesser of such insurance recovery, third party recovery or Tax benefit and the amount of the related indemnification payment. The Indemnified Party will use its best efforts to recover all amounts available to it under any insurance policy with respect to any Losses.

Notwithstanding the foregoing, if the Parent or the Surviving Company is required to indemnify the Sellers for Taxes pursuant to Section 6.03(b), except for indemnification with respect to Taxes incurred by reason of the payment of any indebtedness of the Company as described in Section 6.03(b)(iii), then upon sale of any of the Shares received by either Seller in the Merger, such Seller or his successor disposing of the Shares shall pay to the Parent or the Surviving Company, as the case may be, an amount that bears the same proportion to the total amount of the indemnification paid by Parent or the Surviving Company pursuant to 6.03(b) (again excluding amounts paid under Section 6.03(b)(iii)) that the number of Shares being sold bears to the total number of Shares received by the Sellers in the Merger.

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Section 7.09         Contribution Between Sellers.

(a)          Except as set forth in Section 7.09(b) below, any and all payments required to be made to any Buyer Indemnitee pursuant to this Article VII (“Indemnity Payments”) shall be borne, shared and paid by the Sellers in accordance with their pro-rata percentage of the Membership Interests immediately prior to the Effective Time (“Pro-Rata Percentage”). In addition to and without limiting any other contribution, indemnity or hold harmless provision contained in any other agreement among the Sellers or as provided at law or in equity, but subject to Section 7.09(b) below, each Seller shall and does hereby agree to contribute and pay to the other Seller or Buyer Indemnitee (as the case may be) its Pro-Rata Percentage of the amount paid or required to be paid by any Seller in respect of any and all Indemnity Payments of any kind or nature.

(b)          Notwithstanding the foregoing, in the event that any Indemnity Payment or other damages or amounts are required to be paid to any Buyer Indemnitee as the result or arising out of or relating to (i) any willful misconduct or fraud by any Seller(s), or (ii) a breach of the representations and warranties in Section 3.01, Section 3.03 or Section 3.27 by any Seller(s), then such Seller(s) shall be solely liable for, and shall indemnify and hold the other Sellers harmless against, such amounts and such Seller(s) shall not be entitled to any contribution hereunder with respect thereto. Notwithstanding the foregoing, and for avoidance of doubt, nothing contained in this paragraph shall limit any Buyer Indemnitee’s ability to recover from either Seller any amounts due jointly and severally from Sellers.

Article VIII
Miscellaneous

Section 8.01         Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided that, the Surviving Company will reimburse the Sellers up to $25,000 of its attorneys’ fees incurred in connection with the transactions contemplated by this Agreement.

Section 8.02         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

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If to Sellers:

Alan D. Shoopak, D.M.D.

13535 Feather Sound Drive, Suite 220

Clearwater, Florida 33762

E-mail: shooo1@aol.com

Dennis J. L. Buchman, D.M.D.

241 Royal Tern Road North

Ponta Verde, Florida 32082

E-mail: redbug_68@yahoo.com

with a copy to:	Arnold D. Levine & Associates, P.A. 505 E. Jackson St., Suite 200 Tampa, Florida 33602 Facsimile: (813)229-7210 E-mail: alevine@lhsblaw.com Attention: Arnold D. Levine, Esq.

with a second copy to:	Hill Ward Henderson 101 E. Kennedy Blvd., Suite 3700 Tampa, Florida 33602 Facsimile: (813) 221-2900 E-mail: jconnery@hwhlaw.com Attention: John C. Connery, Jr., Esq.

If to Parent or the Surviving Company:	Sebring Software, Inc. 1400 Cattlemen Road, Suite D Sarasota, Florida 34232 Facsimile: (941)377-0719 E-mail: lwa@sebringsoft.com Attention: Leif W. Andersen, Chief Executive Officer

with a copy to:	Shumaker, Loop & Kendrick, LLP 240 S. Pineapple Avenue, 10th Floor Sarasota, Florida 34236 Facsimile: (941) 366-3999 E-mail: bhanan@slk-law.com Attention: Benjamin R. Hanan, Esq.

Section 8.03         Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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Section 8.04         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.05         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 5.03(e), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06         Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.07         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.08         No Third-party Beneficiaries. Except as provided in Section 6.03, Article VI and Article VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09         Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 8.10         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ASSIGNMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN HILLSBOROUGH COUNTY, FLORIDA OR THE COURTS OF THE STATE OF FLORIDA LOCATED IN SARASOTA COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE ASSIGNMENT OR ANY OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ASSIGNMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10(c).

Section 8.11         Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Company:

Orthodontic Specialists Management, LLC, a Florida limited liability company

By:
Name: Alan D. Shoopak, D.M.D.
Its: Member

By:
Name: Dennis J. L. Buchman, D.M.D.
Its: Member

Sellers:

Alan D. Shoopak, D.M.D.

Dennis J. L. Buchman, D.M.D.

Parent:

Sebring Software, Inc., a Nevada corporation

By:
Leif W. Andersen, Chief
Executive Officer

Merger Sub:

Sebring Management FL, LLC, a Florida limited liability company

By: Sebring Software, Inc., a Nevada corporation, as its Manager

By:
Name: Leif W. Andersen,
Its: Chief Executive Officer

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